Exhibit 99.1
SEGMENT RESULTS

BUSINESS SEGMENTS

(Thousands of U.S. dollars) (Unaudited)	1Q 2007	2Q 2007	3Q 2007	4Q 2007	YEAR 2007	YEAR 2006

Mobile Industries Segment
Net sales to external customers	$609,455	$632,497	$586,736	$597,972	$2,426,660	$2,412,087
Adjusted earnings before interest and taxes (EBIT) (1)	20,888	24,616	10,401	(5,186)	50,719	31,404
Adjusted EBIT Margin (1)	3.4%	3.9%	1.8%	-0.9%	2.1%	1.3%

Process Industries Segment
Net sales to external customers	$248,867	$265,747	$260,062	$306,232	$1,080,908	$973,748
Intersegment sales	366	485	600	358	1,809	1,997

Total net sales	$249,233	$266,232	$260,662	$306,590	$1,082,717	$975,745
Adjusted earnings before interest and taxes (EBIT) (1)	27,064	38,359	33,414	43,955	142,792	124,948
Adjusted EBIT Margin (1)	10.9%	14.4%	12.8%	14.3%	13.2%	12.8%

Aerospace and Defense Segment
Net sales to external customers	$73,714	$74,370	$70,429	$94,848	$313,361	$259,695
Adjusted earnings before interest and taxes (EBIT) (1)	6,509	4,183	425	10,612	21,729	18,085
Adjusted EBIT Margin (1)	8.8%	5.6%	0.6%	11.2%	6.9%	7.0%

Total Bearings and Power Transmission Group
Net sales to external customers	$932,036	$972,614	$917,227	$999,052	$3,820,929	$3,645,530
Intersegment sales	366	485	600	358	1,809	1,997

Total net sales	$932,402	$973,099	$917,827	$999,410	$3,822,738	$3,647,527
Adjusted earnings before interest and taxes (EBIT) (1)	54,461	67,158	44,240	49,381	215,240	174,437
Adjusted EBIT Margin (1)	5.8%	6.9%	4.8%	4.9%	5.6%	4.8%

Steel Group
Net sales to external customers	$352,477	$376,617	$344,012	$341,985	$1,415,091	$1,327,835
Intersegment sales	37,815	34,152	37,100	37,448	146,515	144,424

Total net sales	$390,292	$410,769	$381,112	$379,433	$1,561,606	$1,472,259
Adjusted earnings before interest and taxes (EBIT) (1)	65,526	65,888	52,278	47,475	231,167	226,772
Adjusted EBIT Margin (1)	16.8%	16.0%	13.7%	12.5%	14.8%	15.4%

Unallocated corporate expense	$(16,228)	$(17,526)	$(14,370)	$(17,726)	$(65,850)	$(66,880)
Intergroup eliminations (expense) income (2)	$(1,124)	$(367)	$(279)	$1,297	$(473)	$3,582

Consolidated
Net sales to external customers	$1,284,513	$1,349,231	$1,261,239	$1,341,037	$5,236,020	$4,973,365
Adjusted earnings before interest and taxes (EBIT) (1)	$102,635	$115,153	$81,869	$80,427	$380,084	$337,911
Adjusted EBIT Margin (1)	8.0%	8.5%	6.5%	6.0%	7.3%	6.8%
(1) EBIT is defined as operating income plus other income (expense). EBIT Margin is EBIT as a percentage of net sales. EBIT and EBIT margin on a segment basis exclude certain special items set forth above. EBIT and EBIT Margin are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting EBIT and EBIT Margin best reflect the performance of the company’s business segments and EBIT disclosures are responsive to investors.
(2) Intergroup eliminations represent intergroup profit or loss between the Steel Group and the Bearings and Power Transmission Group.

SEGMENT RESULTS

BUSINESS SEGMENTS
Reconciliation of GAAP Income from Continuing Operations before Income Taxes
 This reconciliation is provided as additional relevant information about the company’s performance. Management believes Consolidated adjusted earnings before interest and taxes (EBIT) and Total Bearings and Power Transmission Group adjusted EBIT are more representative of the company’s performance and therefore useful to investors. Management also believes that it is appropriate to compare GAAP Income from Continuing Operations before Income Taxes to Consolidated adjusted EBIT in light of special items related to impairment and restructuring and manufacturing rationalization/reorganization costs, Continued Dumping and Subsidy Offset Act (CDSOA) receipts, and gain/loss on the sale of non-strategic assets.

(Thousands of U.S. dollars) (Unaudited)	1Q 2007	2Q 2007	3Q 2007	4Q 2007	YEAR 2007	YEAR 2006

Income from Continuing Operations before Income Taxes	$67,986	$89,717	$56,309	$68,245	$282,257	$254,234

Pre-tax reconciling items:
Interest expense	9,644	10,080	10,698	12,262	42,684	49,387
Interest (income)	(1,955)	(1,200)	(2,381)	(1,509)	(7,045)	(4,605)

Manufacturing rationalization/reorganization expenses - cost of products sold	11,843	10,721	5,382	3,330	31,276	18,476
Manufacturing rationalization/reorganization expenses — SG&A	1,330	648	852	415	3,245	5,917
Loss (gain) on divestiture	354	(38)	152	60	528	64,271
Impairment and restructuring	13,776	7,254	11,840	7,508	40,378	44,881
Special items — other (income) expense	(343)	(2,029)	(983)	(9,884)	(13,239)	(94,650)

Consolidated adjusted earnings before interest and taxes (EBIT)	$102,635	$115,153	$81,869	$80,427	$380,084	$337,911

Steel Group adjusted earnings before interest and taxes (EBIT)	(65,526)	(65,888)	(52,278)	(47,475)	(231,167)	(226,772)
Unallocated corporate expense	16,228	17,526	14,370	17,726	65,850	66,880
Intergroup eliminations expense / income	1,124	367	279	(1,297)	473	(3,582)

Total Bearings and Power Transmission Group adjusted earnings before interest and taxes (EBIT)	$54,461	$67,158	$44,240	$49,381	$215,240	$174,437